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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                   FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



             JANUARY 31, 2001                               1-15117
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Date of Report (Date of earliest event reported)     (Commission File Number)


                                  ON2.COM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                           84-1280679
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(State or other jurisdiction of incorporation or    (I.R.S. Employer Identification Number)
               organization)



                                145 HUDSON STREET
                            NEW YORK, NEW YORK 10013
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               (Address of principal executive offices) (Zip Code)


                                 (917) 237-0500
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              (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS

On January 19, 2001, On2.com Inc., a Delaware corporation (the "Company"), and The Travelers Indemnity Company, a Delaware corporation ("Travelers"), entered into a Deferred Pricing Agreement (the "Agreement") in full and complete satisfaction of Travelers' pricing protections granted in connection with Travelers' $10.0 million investment in the Company in June of 2000, which was part of an aggregate $15.0 million financing by the Company that was completed in December of 2000. In connection with such $10.0 million investment, Travelers received 1,644,304 shares of Series C Preferred Stock (the "Travelers Preferred Stock"), warrants to purchase 205,538 shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), at an exercise price of $8.69 per share and warrants to purchase 205,538 shares of Common Stock at an exercise price of $10.86 per share (collectively, the "Travelers Warrants").

Under the terms of the Agreement, upon the earlier of (i) a Change of Control or
(ii) December 31, 2001, the Company will (A) cancel the Travelers Preferred Stock and in its place issue 1,849,057 shares of Series C-IV Preferred Stock, par value $0.01 per share, and 4,099,678 shares of Series C-V Preferred Stock, par value $0.01 per share, and (B) cancel the Travelers Warrants and in their place issue 462,264 warrants with an exercise price of $2.65 and 1,024,920 warrants with an exercise price of $1.14.

For purposes of the Agreement, a "Change of Control" means the first to occur of any of the following events: (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Act of 1933, as amended) other than Travelers and its affiliates, the Company, any trustee or other fiduciary holding common stock under an employee benefit plan of the Company or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Act of 1933, as amended) of more than fifty percent (50%) of the then outstanding voting stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company where the stockholders of the Company would not, immediately after the merger or consolidation, own at least fifty percent (50%) of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; (v) the Company files a petition seeking protection from creditors under applicable bankruptcy laws, or an involuntary petition is filed under such laws that names the Company as debtor and has not been dismissed or stayed for a period of 30 days or more; or (vi) the Company ceases to conduct any business operations.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ON.2 COM INC.

                              By: /s/  Mark J. Meagher
                                  ----------------------------------------
                                       Name:  Mark J. Meagher
                                       Title: Executive Vice President and
                                              Chief Financial Officer



Dated:  January 31, 2001


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